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                                                                     EXHIBIT 8.2





                                November 12, 2003




Rogue Wave Software, Inc.
5500 Flatiron Parkway
Boulder, CO 80301

Ladies and Gentlemen:

         We have acted as counsel to Rogue Wave Software, Inc., a Delaware corporation (the "Company"), in connection with the preparation and execution of the Agreement and Plan of Merger, dated as of November 3, 2003 (the "Agreement"), by and among the Company, Quovadx, Inc., a Delaware corporation ("Parent") and Chess Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent. Pursuant to the terms of the Agreement, Parent intends to acquire, through an exchange offer and following the consummation of such offer a merger (all as contemplated by the Agreement), all of the outstanding shares of the class of common stock, no par value, of the Company (the "Acquisition"). The Acquisition is described in the Registration Statement on Form S-4 (the "Registration Statement") filed by Parent, which includes the prospectus relating to the Acquisition (the "Prospectus").

         Except as otherwise provided, capitalized terms used herein have the meaning ascribed to them in the Agreement.

         We have acted as legal counsel to the Company in connection with the Acquisition. As such, and for the purpose of rendering this opinion, we have examined and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (including all schedules and exhibits thereto):

         1. The Agreement;

         2. The Registration Statement;

         3. Such other instruments and documents related to the Acquisition and the parties to the Agreement as we have deemed necessary or appropriate.



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Rogue Wave Software, Inc.
November 12, 2003
Page 2


         In connection with rendering this opinion, we have assumed or obtained representations (and are relying thereon, without any independent investigation or review thereof) that:

         A. Original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the Effective Time) due execution and delivery of all documents where due execution and delivery are prerequisites to effectiveness thereof.

         B. The Acquisition will be consummated in accordance with the Agreement (without any waiver, breach or amendment of any of the provisions thereof) and in the manner contemplated by the Prospectus and will be effective under applicable state law.

         C. Any statement in the Agreement or other documents upon which we have relied made "to the knowledge of" or otherwise similarly qualified is correct without such qualification. As to all matters with respect to which a person or entity making a representation has represented that such person or entity either is not a party to, does not have, or is not aware of any plan, intention, understanding or agreement to take an action, there is in fact no plan, intent, understanding or agreement and such action will not be taken.

         D. All statements, descriptions and representations contained in any of the documents referred to herein or otherwise made to us are true and correct in all material respects and no actions have been (or will be) taken which are inconsistent with such representations.

         Based on our examination of the foregoing items and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that the discussion contained in the Registration Statement under the caption "Material United States Federal Income Tax Consequences of the Offer and the Merger," constitutes, in all material respects, an accurate summary of the United States federal income tax matters described therein. We express no opinion as to any federal, state or local, foreign or other tax consequences, other than as set forth in the Registration Statement under the heading "Material United States Federal Income Tax Consequences of the Offer and the Merger."

         In addition to the assumptions and representations described above, this opinion is subject to the exceptions, limitations and qualifications set forth below.

         (1) No opinion is expressed as to any transaction other than the Acquisition as described in the Agreement, or as to any transaction whatsoever (including the Acquisition) if all the transactions described in the Agreement, are not consummated in accordance with the terms of the Agreement and without waiver or breach of any material provision thereof, or if any of the representations, warranties, statements and assumptions upon which we relied is not true and accurate at all relevant times. In the event any one of the statements, representations, warranties

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Rogue Wave Software, Inc.
November 12, 2003
Page 3


or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

         (2) This opinion letter represents our best judgment regarding the application of federal income tax laws based on current provisions of the Code and existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not successfully assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, will not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

         This opinion is rendered to you solely in connection with the filing of the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to our firm name wherever appearing in the Registration Statement with respect to the discussion of the federal income tax consequences of the Acquisition, including any amendments to the Registration Statement. This opinion may not be relied upon for any other purpose, and may not be made available to any other person, without our prior written consent.


                                        Very truly yours,



                                        /s/ FAEGRE & BENSON LLP